EXHIBIT 99.2

WARRANT AGREEMENT


          Exhaust Technologies, Inc., a Washington corporation (the "Company"), and American Securities Transfer & Trust, Inc. ("AST"), P.O. Box 1596, Denver, Colorado 80228, a Colorado corporation (the "Warrant Agent"), agree as follows:

          1. Purpose. The Company proposes to publicly offer and issue 1,000,000 units (the "Units"), each Unit consisting of one share of Common Stock and one Redeemable Warrant, and 1,000,000 additional Redeemable Warrants, collectively the "Redeemable Warrants."

          2. Warrants. Each Warrant will entitle the registered holder of a Warrant (the "Warrant Holder") to purchase one share of Common Stock from the Company at a price of $7.00 provided the same is exercised from _____________ to _____________ and one share of Common Stock at a price of $9.00 if the warrant is exercised from _____________ to _____________. If the Redeemable Warrants are not exercised within the foregoing time periods they will expire and cannot be exercised thereafter. In addition, the Company is selling
1,000,000 redeemable warrants for $0.10 per warrant.   Each warrant
is exercisable under the same terms as set forth above.

          3. Exercise Period. The Warrants may be exercised at anytime from ________ to ______________ at an exercise price of $7.00 and from ______________________ to ______________ at an exercise price of $9.00. (the "Expiration Date") except as provided by Section 12 of this Agreement. After the Expiration Date, any unexercised warrants will be void and all rights of Warrant Holders shall cease. Further, the Warrants may be redeemed by the Company upon thirty (30) days written notice provided that the Company's common shares have traded at least $10.00 per share for thirty (30) days during the exercise period from _____________ to ____________________ or have traded at least $15.00 per share for thirty (30) days during the exercise period from ______________ to ________________________.

          4. Non-Detachability. A Warrant Certificate is immediately detachable from a Share certificate contained in a Unit.

          5. Certificates. The Warrant Certificate shall be in registered form only and shall be substantially in the form set forth in "Exhibit A" attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President of the Company and the Secretary of the Company and if such Warrant Certificate shall contain the signature of an officer of the Company who shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile


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signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the company to sign such Warrant Certificate even though such person was not such an officer upon the date of the Agreement.

          6. Countersigning. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued.

          7. Registration of Transfer and Exchanges. Subject to the provisions of Section 4, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

          8.  Exercise of Warrants.

               a. Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, an on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

               b. Upon receipt of a Warrant Certificate with the exercise from thereon fully executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person which such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate any payment of the Exercise Price, which ever shall last occur, provided that if the books of the Company with respect to the Shares shall be deemed to be issued, and the person to whom such

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     Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration
     Date) but at the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

               c. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

               d. All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

               e. Upon the exercise, or conversion of any warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the issuer once they have been determined to be collected, the Warrant Agent shall cause the shares certificate(s) representing the exercised warrants to be issued.

               f. Expenses incurred by American Securities Transfer & Trust, Inc. While acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of exercised share certificate to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company. A detailed accounting statement relating to the number of shares exercised, names of registered warrant holder and the net amount of exercised, funds remitted will be given to the Issuer with the payment of each exercise amount.

               g. At the time of exercise of the warrants(s), the transfer fee is to be paid by the Company. In the event the shareholders must pay the fee and fails to remit same, the fee will be deducted from the proceeds prior to distribution to the Company.

          9. Taxes. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant Holder upon the exercise of any Warrants.

          10. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination or tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant Certificate shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe.

          11. Reservation of Shares. For the purpose of enabling the Company to satisfy all obligation to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of Warrants will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          12. Governmental Restrictions. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will endeavor to secure such registration or approval; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

     13. Subject and pursuant to the provisions of this Section 13, the Warrant Price and the number of common shares subject to the Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 13.

          (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification or split-up thereof, or other such issuance without additional consideration, the number of Common Shares subject to the Warrant Certificates immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the number of Common Shares included in the Units subject to the Warrant Certificates immediately



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prior to such combination shall be proportionately decreased.  Any such adjustment to the Warrant Price pursuant to Section 13(e) shall become effective at the close of business on the record date for such subdivision or combination.

          (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities or other assets (other than a distribution of Common Shares or a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to a Holder of the rights substantially proportionate to those enjoyed hereunder by such Warrant Holder immediately prior to the happening of such distribution. Any such adjustment made in good faith by the Board of Directors shall be final and binding upon the Warrant Holders and shall become effective as of the record date for such distribution.

          (c) In case of any reclassification of the outstanding Common Shares (other than a change covered by Section 13(a)(i) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding Common Shares), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant Holder shall have the right thereafter (until the expiration of the right of exercise of the Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a Warrant Holder of the number of Common Shares of the Company obtainable upon the exercise of the Warrant immediately prior to such event; and if any reclassification also results in a change in Common Shares covered by Section 13(a) (i), then such adjustment shall be made pursuant to both this Section 13(c) and Section 13(a)
(i). The provisions of this Section 13(c) shall similarly apply to successive re-classifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

          (d) No adjustment in the number of Common Shares subject to the Warrants shall be required under this Section 13 hereof unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Warrants, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and

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included in determining the amount of any subsequent adjustment; and
provided further, however, that in case the Company shall at any time subdivide or combine the outstanding Common Shares or issue any additional Common Shares as a dividend, said percentage shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or dividend of Common Shares so as to appropriately reflect the same. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Warrants shall be required by reason of the making of such record.

          (e) Whenever the number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Section 13, the Warrant Price shall be adjusted (to the nearest one tenth of a cent by multiplying such Warrant price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Common Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Common Shares so purchasable immediately thereafter.

          (f) (1) Upon occurrence of either (i) each event requiring an adjustment of the Warrant Price and of the number of Common Shares and Underwriter's Public Warrants obtainable upon exercise of the Warrants in accordance with, and as required by, the terms of this Section 13, or (ii) the simultaneous exercise of more than 50% of the Warrants, the Company shall forthwith employ a firm of certified public accountants (who may be the regular accountants for the Company) who shall compute the adjusted Warrant Price and the adjusted number of Common Shares and Underwriter's Public Warrants purchasable at such adjusted Warrant Price by reason of such event in accordance with the provisions of this Section 13. The Company shall mail forthwith to the Warrant Holders of the Warrants a copy of such computation which shall be conclusive and shall be binding upon such Warrant Holder unless contested by such Warrant Holder by written notice to the Company within thirty (30) days after receipt thereof by such Holder.

               (2) In case the Company after the date hereof shall propose (i) to pay any dividend payable in stock to the Holders of its Common Shares or to make any other distribution (other than cash dividends) to the Holders of its Common Shares rights to subscribe to or purchase any additional shares of any class or any other rights or options, or (ii) to effect any reclassification of Common Shares (other than a reclassification involving merely the subdivision or combination of outstanding Common Shares) or (iii) any capital reorganization or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall obtain the computation described in paragraph 13(f)(1) hereof and if

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an adjustment to the Warrant Price is required under this Section 13, the Company shall notify the registered Warrant Holders the Warrants of such proposed action, which shall specify the record date for any such action or if no record date is established with respect thereto, the date on which such action shall occur or commence, or the date of participation therein by the Holders of Common Shares if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Warrant Price and the number, or kind, or class of shares or other securities or property obtainable upon exercise of the Warrants after giving affect to any adjustment which will be
required as a result of such action.   Such notice shall be given at
least twenty (20) days prior to the record date for determining Holders of the Common Shares for purposes of any such action, and in the case of any action for which a record date is not established then such notice shall be mailed at least twenty (20) days prior to the taking of such proposed action.

               (3) Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, or any defect in any certificate or notice, pursuant to this Section 13(f), shall not effect the legality or validity of the adjustment in the Warrant Price or in the number, or kind, or class or shares or other securities or property obtainable upon exercise of the Warrants or of any transaction giving rise thereto.

          (g) The Company shall not be required to issue fractional Common Shares upon any exercise of the Warrants. As to any final fraction of a Common Share which the Warrant Holders would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock (or the market value of the Public Warrant), on the business day preceding the day of exercise. The Warrant Holders, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Warrant.

          (h)  Irrespective of any adjustments pursuant to this
Section 13 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of the Warrants, the Warrants may continue to express the Warrant Price and the number of shares of Common Stock obtainable upon exercise at the same price and number of shares as stated on the Warrant Certificate.

          14. Notice to Warrant Holders. Upon any adjustment as described in Section 13, the Company within 20 days thereafter shall
(i) cause to be filed with the Warrant Agent a certificate signed by a Company officer setting forth the details of such adjustment, the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause written notice of such adjustments to be given to each Warrant Holder as of

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the record date applicable to such adjustment.  Also, if the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least 20 days prior to such action to all Warrant Holders which notice shall set forth such facts as indicated the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the share or other securities and property deliverable upon exercise of the Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate corporate action taken by the Company.

          15. No Fractional Warrants or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described in Section 13 or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional shares, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

          16. Rights of Warrant Holders. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at a law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

          17. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his/her Warrants, shall be bound:

               a. Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describes the Warrant Agent or for action taken or to be taken by the Warrant Agent.

               b. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant
     Certificates.




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               c.  The Warrant Agent may consult at any time with
     counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

               d. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, wavier, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               e. The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charge and all other charges of any kind in nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Warrant Agents's negligence or bad faith.

               f. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suite or legal proceeding, but this provision shall not effect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be endorsed by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trail or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interest may appear.

               g. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contact with or lend money to the

     Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          18. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the countersignature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

          19. Change of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to the District Court for Denver County, Colorado, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such Court, shall be a bank or a trust company, in good standing, organized under the laws of the State of Colorado or of the United States of America, having its principal office in Denver, Colorado and having at the time of its appointment as Warrant Agent, a combined capital and surplus of at least four million dollars. After appoint, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in the section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

          20. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                      Exhaust Technologies, Inc.
                         230 North Division
                      Spokane, Washington 99202

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

             AMERICAN SECURITIES TRANSFER AND TRUST, INC.
                           P. O. Box 1596
                      Denver, Colorado   80228

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holder shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

          21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder with the Company and the Warrant Agent may deem necessary or desirable.

          22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          23. Termination. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 12 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section shall survive such termination.


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          24.  Governing Law.  This Agreement and each Warrant
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said state.

          25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Warrant Holder any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

          26. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

          Dated this _____ day of __________, 2000.

                                   EXHAUST TECHNOLOGIES, INC.
                                   (a Washington corporation)
SEAL

ATTEST:                            BY:  _____________________________
                                        Title: ______________________

_________________________________
Secretary

                                   AMERICAN SECURITIES TRANSFER &
                                   TRUST, INC.
                                   (a Colorado corporation)
SEAL

ATTEST:                            BY:  _____________________________
                                        Title: ______________________

_________________________________
Secretary